POWER OF ATTORNEY

 I, Janice B. Skredsvig, hereby appoint and constitute Janice M. D'Amato and David C. Anderson, acting individually, my true and lawful attorney-in-fact with full power to sign and submit for me and in my name a Form ID and other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings of reports required by the Securities Exchange Act of 1934, an Initial Statement of Beneficial Ownership of Securities issued by PACCAR Inc on Form 3, and a Statement of Changes of Beneficial Ownership of Securities issued by PACCAR Inc on Form 4 and Form 5, all to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments thereto.  This power of attorney shall remain in effect until one hundred and eighty-one (181) days following termination of employment.

 IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 29th day of August, 2008.

/Janice B. Skredsvig/

Janice B. Skredsvig